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                                                                      EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to incorporation by reference in the registration statements (No. 333-11097 and 333-67208) on Form S-8 of Mitcham Industries, Inc. of our report dated April 4, 2003, which report appears in the January 31, 2003 annual report on Form 10-K of Mitcham Industries, Inc.




Hein + Associates LLP
Certified Public Accountants
Houston, Texas
April 30, 2003